                     DATED                             1999



(1) NEWSHELF 126 (PROPRIETARY) LIMITED (whose name is in the course of being changed to JLM INDUSTRIES (SOUTH AFRICA) (PROPRIETARY) LIMITED)


(2)  JLM INDUSTRIES INC


(3)  ICI SOUTH AFRICA (PROPRIETARY) LIMITED


(4)  IMPERIAL CHEMICAL INDUSTRIES PLC


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                               SALE AGREEMENT

            ---------------------------------------------------




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                                    INDEX


1 INTERPRETATION
2. PREAMBLE
3 SALE OF BUSINESS
4 PRICE
5 PAYMENT
6 CLOSING ACCOUNTS
7 VAT                                                                    10
8 POSSESSION                                                             11
9 BOOKS, RECORDS AND CUSTOMERS
10 CONDITIONS PRECEDENT
11 ASSIGNMENT OF CONTRACTS                                               13
12 DEBTORS                                                               14
13 STOCKTAKING
14 LEASEHOLD INTERESTS                                                   15
15 EMPLOYEES
16 LICENCES                                                              18
17 WARRANTIES
18 VOETSTOOTS
19 PUBLICATION                                                           19
20 NAME                                                                  19
21 INTELLECTUAL PROPERTY RIGHTS
22 ANNOUNCEMENTS                                                         20
23 INDEMNITY                                                             20
24 AGENTS COMMISSION
25 RESTRAINT
26 BREACH
27 DISPUTES
28 APPLICABLE LAW AND JURISDICTION                                       24
29 CONFIDENTIALITY                                                       24
30 TRANSITIONAL SERVICES                                                 24
31 AUTHORITY                                                             25
32 DOMICILIUM AND NOTICES
33 GENERAL                                                               27
34 COSTS

                               SALE AGREEMENT

                                  between

(1) NEWSHELF 126 (PROPRIETARY) LIMITED (whose name is in the process of being changed to JLM INDUSTRIES (SOUTH AFRICA) (PROPRIETARY) LIMITED)

(2)  JLM INDUSTRIES INC

(3)  ICI SOUTH AFRICA (PROPRIETARY) LIMITED

(4)  IMPERIAL CHEMICAL INDUSTRIES PLC

1  INTERPRETATION
         In this agreement -

1.1 Clause headings are for convenience and shall not be used in its interpretation;

1.2   unless the context clearly indicates a contrary intention -

1.2.1   an expression which denotes -

1.2.1.1   any gender includes the other genders;

1.2.1.2   a natural person includes an artificial person and vice versa;

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1.2.1.3   the singular includes the plural and vice versa;

1.2.2 the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings -

1.2.2.1 "Auditors" - KPMG or such other Auditors as may be appointed by the Seller acting in its sole discretion from time to time;

1.2.2.2   "Bank" - First National Bank of South Africa Limited;

1.2.2.3 "Business" - the Colours and Industrial Chemicals Division of the Seller as at the Effective Date being the Sale Assets but, for the avoidance of doubt, excluding the Uniqema businesses of surfactants, lubricants and textile auxiliaries;

1.2.2.4 "Business Assets" - the Contracts, Debts, Fixed Assets, Goodwill and Stock;

1.2.2.5   "Closing Date" - 5pm (South African time) on 31 August 1999;

1.2.2.6   "Conditions" - the Conditions precedent set out in Clause 10;

1.2.2.7 "Contracts" - those Contracts relevant to the conduct of the Business more fully detailed in Part I of Schedule A but excluding those Contracts more fully detailed in Part II of Schedule "A";

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1.2.2.8   "Debts" - all claims of the Seller against the debtors of the
          Business as at the Closing Date;

1.2.2.9 "Effective Date" - the date of signature of this agreement by the last signing party;

1.2.2.10 "Field of Activity" - provision of the service of, or the setting up of, a business for the distribution of the Restricted Products (or any of them) in competition with the Business;

1.2.2.101 "Fixed Assets" - the Fixed Assets more fully detailed in the schedule annexed marked "B";

1.2.2.11   "Goodwill" - the Goodwill of the Business as at the Closing
           Date;

1.2.2.13 "Group" - in relation to either party means all companies that are for the time being a subsidiary or holding company of the party concerned or a subsidiary of that party's holding company;

1.2.2.14 "ICI PLC" - Imperial Chemical Industries PLC (Company Number 218019), a company incorporated under the laws of England and Wales and having its principal place of business at 9
           Millbank London SW1P 3JF;

1.2.2.12 "Initial Purchase Price" - the initial purchase price determined in accordance with the provisions of Clause 4;

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1.2.2.16   "Intellectual Property Rights" - any intellectual property including, without limitation, patents, trademarks, copyrights, registered designs, right of confidence in know-how or technical or commercial information generally;

1.2.2.17 "JLM" - means JLM Industries Inc, a company incorporated under the laws of the United States of America and having its principal place of business at 8675 Hidden River Parkway, Tampa, Florida 33637, United States of America;

1.2.2.18 "Liabilities" - (save as otherwise specifically referred to herein) all actual liabilities of the Seller relating to the Business, as at the Closing Date, as set forth in the Closing Balance
           Sheet (including without limitation all trade creditors), together with those other liabilities more specifically referred to in the schedule attached hereto and marked "Schedule I" as such schedule may be amended from time to time;

1.2.2.139   "Leasehold Interests" - collectively means  -

1.2.2.19.1   Lakeland Shareblock - Unit 20; Hartbeespoort Dam;

1.2.2.19.2   Sable River Timeshare (3 weeks);

1.2.2.19.3   Fancourt Timeshare Lodge 746 Durban (4 weeks);

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1.2.2.20   "Purchaser" - Newshelf 126 (Proprietary) Limited (whose name is in the process of being changed to JLM INDUSTRIES (SOUTH AFRICA) (PROPRIETARY) LIMITED), a company incorporated under the laws of South Africa with company number 96/09440/07 and having its principal place of business at Building No 3, Harrowdene Office ark, Western Service Road, Woodmead, Sandton, South Africa;

1.2.2.21   "Reserve Bank" - The Reserve Bank of South Africa;

1.2.2.22 "Restricted Products" - those products distributed by the Business by virtue of the contracts listed in Schedule A Part I
           ("Included Contracts") and the Supply Agreements and any other product distributed by the Business at the Closing Date but, for the avoidance of doubt, excluding the those contracts listed in Schedule A Part II ("Excluded Contracts") and the excluded relationships listed in Schedule G ("Excluded Relationships");

1.2.2.23 "Sale Assets" - the Contracts, Debts, Fixed Assets, Goodwill, Leasehold Interests and Stock;

1.2.2.24 "Seller" - ICI South Africa (Proprietary) Limited (Registration No. 94/10248/07) a company incorporated under the laws of the Republic of South Africa and having its principal place of business at Building No 3, Harrowdene Office Park, Western Service Road, Woodmead, Sandton, South Africa;

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1.2.2.25   "Stock" - the stock-in-trade of the Business as at the Closing
           Date, including goods in transit (being Stock of the Business purchased by the Seller prior to the Closing Date but not yet delivered at that date) but excluding Stock sold by the Seller and not delivered to the buyer thereof at the Closing Date;

1.2.2.26 "Supply Agreements" - those distribution and/or supply arrangements between the Seller and any other member of the Seller's Group for such of those products listed in Schedule H (as may be modified by the Seller from time to time) as may be reflected by written agreement executed as at the Closing Date, such written agreements to reflect, and be no more onerous to the Business than, the usual and customary commercial terms of the Seller or any other relevant member of the Seller's Group;

1.2.2.27   "Territory" - means the Republic of South Africa and Mozambique.

2.   PREAMBLE

The Purchaser wishes to acquire the Business as hereinafter provided.

3   SALE OF BUSINESS

3.1 Notwithstanding the date of signature of this agreement, and subject to fulfilment of the Conditions precedent and closing, the Seller sells to the Purchaser which indivisibly purchases the Business as a going concern, with effect from the Closing Date, on which date all risk in and benefits attaching to the Business shall pass to the Purchaser.

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3.2   With effect from the Closing Date, the Purchaser shall assume responsibility for and undertakes to settle the Liabilities, as and when they fall due for payment. Should the Purchaser fail to pay any such liability on due date, then, without prejudice to the Seller's rights, the Seller shall be entitled, at its discretion, to pay same, on behalf of the Purchaser, and to recover from the Purchaser all amounts so paid, and interest thereon at the rate charged by the Bank to its prime customers on overdraft from time to time plus three percent, subject to the maximum rate permitted by law from time to time. Such rate of interest may be evidenced by a certificate to be issued by any manager of the Bank and it shall not be necessary to prove his appointment.

4   PRICE

4.1 The price payable by the Purchaser to the Seller for the Business Assets shall be R26,515,000.00 consisting of the values for net current assets, net fixed assets and goodwill as more fully detailed in part 1 of the schedule annexed marked "C".

4.2 The price payable by the Purchaser to the Seller for the Leasehold Interests shall be R754,500.00 as more fully detailed in part 2 of the schedule annexed marked "C".

4.3 The price payable for the Business Assets and Leasehold Interests shall together represent the Initial Purchase Price of R27,269,500.00.

5   PAYMENT

5.1 Notwithstanding the assumption of liabilities by the Purchaser pursuant to the provisions of Clause 3.2, and in addition thereto, the Purchaser shall pay the Initial Purchase Price to the Seller at the Closing Date.

5.2 After Closing, the Initial Purchase Price shall be adjusted by a closing account in accordance with Clause 6 and the balance paid to the relevant party in accordance with that Clause 6.

5.3 In the event that the Purchaser fails to pay the sum of R27,269,500.00 to the Seller on the Closing Date, the Seller shall be entitled, in its discretion, and by written notice to the Purchaser to that effect, to summarily cancel this agreement, without the Purchaser being afforded notice of breach, and the Purchaser shall have no claim against the Seller arising out of any such cancellation.

5.4 Without limiting the provisions of Clause 5.2, any balance of the purchase price outstanding from time to time shall accrue interest at the rate charged by the Bank to its prime customers on overdraft from time to time plus three percent, subject to the maximum rate permitted by law from time to time. Such rate of interest may be evidenced by a certificate to be issued by any manager of the Bank and it shall not be necessary to prove his appointment.

6   CLOSING ACCOUNTS

6.1 Within 6 weeks of the Closing Date, the Seller shall provide a post completion audited balance sheet (to include the Leasehold Interests represented at the values more specifically set out in Schedule C annexed hereto) and an adjustment account (together "the Closing Accounts") in accordance with the provisions of this Clause 6. The balance on the Closing Account shall represent the final purchase price to be paid for the Business Assets and the Leasehold Interests ("the Final Purchase Price").

6.2 The Seller shall prepare a balance sheet of the Business as at the Closing Date ("the Closing Balance Sheet") and procure it to be audited by the Auditors, such accounts to be prepared and audited on the basis of accounting policies and practices set out in the ICI Controllers Manual, the terms of which comply with and are at least as onerous as the generally accepted accounting standards of the Republic of South Africa.

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6.3   The Seller shall prepare an adjustment account in respect of the Business and shall procure its certification by the Auditors ("the Adjustment Account"). The Adjustment Account shall reflect as -

6.3.1 credits - that proportion of any amount paid before the Closing Date that relate to any period after the Closing Date in respect of those matters more fully detailed in Clause 6.3.2 which the broken portion of that period commencing at the Closing Date bears to the entire period for which the payment was made and any other amount paid before the Closing Date which may be recoverable after the Closing Date;

        debits - that proportion of any item referred to in Clause 6.3.2 owing at the Closing Date that relate to any period prior to the Closing Date which the broken portion of that period ending at the Closing Date bears to the entire period for which the item is owed.

6.3.2 The Adjustment Account shall be in respect of inter alia rates and taxes, electricity, water, sewerage, effluent disposal and insurance premiums, deposits paid to any local authority in respect of electricity, water or any other services, and rental in respect of any of the premises utilised for purposes of conducting the Business.

6.4 For the avoidance of doubt, the Purchaser shall be entitled, at its own cost, to review the Closing Accounts.

6.5 The Seller and the Purchaser shall use all reasonable endeavors to agree the Closing Accounts within 7 days of their delivery to the Purchaser. If the parties fail to agree the Closing Accounts within this time, the matters in dispute shall be dealt with in accordance with Clause 27.

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6.6   Any net credit balance between the Initial Purchase Price and the Final
      Purchase Price shall be paid by the Purchaser to the Seller and any net debit balance between the same shall be paid by the Seller to the Purchaser, within seven days of the Closing Accounts being finalized , either by agreement between the Seller and the Purchaser or by the decision of the Auditors in accordance with Clause 27. Interest shall accrue on the balance of any late payment due under this Clause in accordance with Clause 5.4.

7   VAT

7.1   It is recorded that as -

7.1.1   the parties agree that the Business is -

7.1.1.1   an enterprise capable of separate operation;

7.1.1.2   being sold as a going concern;

7.1.2 the parties agree that the aforesaid enterprise will constitute an income earning activity on the Effective Date and Closing Date; and

7.1.3 the assets necessary to carry on the enterprise are being disposed of by the Seller to the Purchaser;

7.1.4 the sale contained in this agreement falls within the ambit of Section 11(1)(e) of the VAT Act, and therefore VAT is payable at the rate of zero percent.

7.2 Should the South African Commissioner for Inland Revenue rule that VAT is payable at any rate other than zero percent in respect of the sale of the Business, the Purchaser shall pay such VAT to the Seller when the Seller is required to make payment thereof, against the delivery of a tax invoice to the Purchaser.

7.3 Each of the Seller and the Purchaser warrants in favor of the other that it will be registered as a vendor in terms of the VAT Act, as at the Closing Date.

8   POSSESSION

     On the Closing Date, and subject to compliance by the Purchaser with the provisions of Clause 5, the Seller shall place the Purchaser in possession of the Business.

9   BOOKS, RECORDS AND CUSTOMERS

9.1 Notwithstanding the provisions of Clause 8, it is expressly acknowledged and agreed by the Purchaser that ownership of all books and records relating to the Business shall remain with the Seller, the Purchaser being entitled to have reasonable access thereto, from time to time, on reasonable notice to the Seller, provided that such access shall be limited to the affairs of the Business and only in respect of matters arising in the ordinary course of the Business.

9.2 Following upon signature of this agreement, the Purchaser shall be entitled to visit customers and suppliers of the Seller on reasonable notice and subject to the consent of any such customers and suppliers, provided that the Seller is given reasonable notice of such visit, the Seller or its duly authorized representative or nominee being entitled to attend any such visit.

10   CONDITIONS PRECEDENT

10.1 Closing is conditional upon the fulfillment of the following Conditions precedent, namely -

10.1.1 the obtaining of all such Exchange Control approvals as may be required of the Exchange Control authorities of the Reserve Bank for the purposes of implementing this transaction;

10.1.2 the signing of a Sale of Shares Agreement (and such agreement itself becoming unconditional) in the form of the agreement annexed hereto marked "D";

10.1.3 this transaction being approved by the Boards of Directors of the Seller and the Purchaser;

10.1.4 the Purchaser confirming the relationship between the Seller and its material suppliers and customers, and the Purchaser further satisfying itself that subsequent to closing, a substantial portion of the material distribution and/or agency agreements currently in place with the Seller's material suppliers as listed in Schedule A Part II will be transferred to the Purchaser;

10.1.5 the Purchaser obtaining a credit facility and other necessary financial requirements (including cash on closing) on terms and conditions satisfactory to it in its sole discretion but sufficient for it to fulfill its obligations under this Agreement;

10.1.6 the Seller carrying out such due diligence as it requires as regards the background and financial strength of the Purchaser, as they may affect the Purchaser's ability to complete this transaction;

10.1.7 the Seller assigning the benefit of the Supply Agreements to the Purchaser.

10.2 Each of the parties shall use reasonable endeavors to procure the fulfillment of the Conditions in Clause 10.1 by not later than 23 August 1999.

10.3 If any of the Conditions in Clause 10.1 fail (and fulfillment thereof is not waived by the parties in writing by 23 August 1999 or such later date as may be agreed in writing between the parties) this agreement shall cease to be of any further force and effect.

11   ASSIGNMENT OF CONTRACTS

11.1 The Seller hereby cedes, assigns and delegates all its rights and obligations under the Contracts and the Supply Agreements to the Purchaser with effect from the Closing Date, and the Purchaser hereby accepts such cession, assignment and delegation, the Purchaser undertaking to assume, from the Closing Date, all future performance obligations under the Contracts and the Supply Agreements.

11.2 The parties undertake to co-operate with each other in order to procure any approvals required of the Reserve Bank in order to give effect to the provisions of Clause 11.1.

11.3   The following shall apply to the provisions of Clause 11.1 -

11.3.1 this agreement shall not constitute an assignment of the relevant contract if the assignment would constitute a breach of the relevant contract;

11.3.2 the parties shall use their respective reasonable endeavors to obtain any consent required to give effect to any such assignment;

11.3.3 after closing and until the necessary consent is obtained, the Purchaser shall perform all the obligations as agent for the Seller and the Purchaser hereby indemnifies and holds the Seller harmless against all such liabilities.

11.4 The Purchaser indemnifies and holds the Seller harmless against any claims arising out of the operation of any of the Contracts after the Closing Date.

11.5 The foregoing provisions of this Clause 11 shall apply without limitation to the agreement for the supply of computer services concluded between the Seller and Zeneca Pharmaceuticals, a division of Zeneca South Africa (Proprietary) Limited on 17 February 1998.

12   DEBTORS

12.1 The sale to the Purchaser of the Debts is subject to the condition that if any of the Debts are not paid within one hundred and twenty days after the Closing Date, those unpaid Debts which the Purchaser cedes to the Seller in terms of Clause 12.2 will revert to the Seller.

12.2 Following upon expiry of the said one hundred and twenty day period, the Purchaser shall be entitled in writing to cede to the Seller any of those unpaid Debts.

12.3 Against receipt by the Seller of such cession, the Seller shall pay to the Purchaser an amount equal to the face value of the Debts ceded. Where any payments still require to be made by the Purchaser to the Seller pursuant to the provisions of this agreement, then the amount owing shall be set-off against such payments, it being deemed that the Purchase Price shall have been reduced by a like amount.

13   STOCKTAKING

13.1 The Seller and the Purchaser shall procure a stock take prior to closing, and on completion of the stocktaking, stock sheets reflecting the quantity of the Stock to be transferred shall be signed by the Seller and the Purchaser. Any disputes arising in relation to the stock take shall be settled between the parties, failing which they shall be referred to arbitration in accordance with Clause 27.

13.2   The value of the Stock will be deemed the lower of into store cost price
       of the Stock and the market value thereof.   However, if the parties by
       mutual agreement determine that any Stock is worthless, or is otherwise hazardous, and requiring disposal, then the Seller shall bear the cost of any such disposal.

14   LEASEHOLD INTERESTS

14.1 The parties undertake to do all such things and sign all such documents as may be requisite or necessary for purposes of transferring the Leasehold Interests to the Purchaser within a reasonable period following upon signature of this agreement.

14.2 Notwithstanding the provisions of Clause 14.1, risk and benefit in and to the Leasehold Interests shall pass to the Purchaser with effect from the Closing Date.

15   EMPLOYEES

15.1 The Purchaser and the Seller agree that the employees of the Business detailed in the schedule annexed hereto and marked "E" shall transfer to the Purchaser on the Closing Date.

15.2 The Purchaser will have the option to use the services of the non-transferring employees for a period of ninety days following the Closing Date in order to implement its organizational strategy. The Purchaser will, however, compensate the Seller for the actual labor and benefit costs of the non-transferring employees during the said ninety day implementation period, but will not be responsible for any severance, pension or related costs of employees not ultimately retained by the Purchaser.

15.3.1 Save as provided in Clause 15.3.2 below, the Seller shall be responsible for the redundancy of any non-transferring employees ("the Redundant Employees"), which shall be carried out in accordance with the Seller's usual practice of giving three month's notice of termination ("the Notice Period") and will pay all redemption (severance) payments and pension makeup.

15.3.2 The Seller shall be responsible for notice period payments of the Redundant Employees during such proportion of the Notice Period (which may be all or part) which falls before the Closing Date. The Purchaser shall be responsible for notice period payments of the Redundant Employees during such proportion of the Notice Period (which may be all or part) which falls after the Closing Date.

15.4.1 Save as provided in Clauses 15.2 and 15.3 above, employees not transferring will be the sole responsibility of the Seller, and transferring employees will, from the Closing Date, be the sole
         responsibility of the Purchaser.   All compensation (including without
         limitation pension and any other deferred compensation) of both transferring and non-transferring employees shall remain the responsibility of the Seller until the day prior to the Closing Date.

15.4.2 For the avoidance of doubt, any claims brought by the transferring employees in relation to the terms of their transfer shall be the sole responsibility of the Purchaser.

15.5   The Purchaser undertakes that -

15.5.1 for a period of one year calculated from the Closing Date, there will be no redundancy of transferring employees directly as a result of this transaction; and

15.5.2 for a period of three years after the Closing Date, the contractual remuneration and benefits, (including without limitation substantially equivalent retirement benefits and medical benefits), of transferring employees will be maintained.

15.6 The Purchaser will assume responsibility for all accrued leave obligations of the transferring employees, hereby indemnifying and holding, jointly and severally with JLM, the Seller harmless against all such claims.

15.7 Any employee who takes up employment with the Purchaser and is a member of any pension fund, provident fund or retirement fund as at the Closing Date and consents to the transfer of his right to such funds shall be transferred to a substantially equivalent pension, provident or retirement fund nominated or established by the Purchaser, at the cost of the Purchaser and the parties undertake to co-operate in order to give effect thereto in accordance with the principles set out in clause 15.8 below. For the avoidance of doubt, the Seller shall have the right to review the proposed pension plans of the Purchaser prior to the Closing Date (or such other date as may be relevant) and to be consulted on the implementation of any such plan.

15.8 In relation to the AECI Defined Benefit Fund the Seller shall procure that the trustees of such fund shall transfer an amount equal to the Accrued Service Actuarial Reserve referable to the transferring employees consenting to such transfer who are members of such fund under the scheme rules.

15.9 In relation to the ICI South Africa Defined Contribution Fund the Seller shall procure that the trustees of such fund shall transfer an amount of the fund referable to the transferring employees consenting to such transfer who are members of such fund under the scheme rules.

15.10 The Seller shall procure the novation for the benefit of the Purchaser of the agreement between the Seller and Southern Life governing the funding of supplementary pension benefits for employees who commenced employment with the Seller prior to 1 August 1992.

15.11 The parties shall use all reasonable endeavors to secure the transfer of such funds as soon as practicable after the Closing Date.

15.12 The Seller shall have no liability to the Purchaser in relation to the funds referred to in Clauses 15.8, 15.9 and 15.10 or for the pension rights of the transferring employees save as set out in these Clauses
        15.8 to 15.12.

15.13 In the event of a dispute arising regarding the interpretation or implementation of the provisions of Clause 15.2, then the provisions of Clause 27.1 shall apply thereto, mutatis mutandis.

16   LICENCES

16.1 The parties undertake to co-operate and use all reasonable endeavors in procuring that all trade and other licenses and registrations of any kind in relation to the Business presently held by the Seller are transferred to and/or granted in favor of the Purchaser, at the cost of the Purchaser.

16.2 The Seller does not warrant that any such licenses and registrations will be transferred to and/or granted in favor of the Purchaser or that any such licenses and registrations will be renewed. Failing any such transfer, grant or renewal, the Purchaser will have no claim against the Seller, hereby irrevocably waiving such claims.

17   WARRANTIES

The Seller and ICI PLC jointly and severally give the Purchaser the warranties more fully detailed in the scheduled annexed marked "F".

18   VOETSTOOTS

The Purchaser acknowledges and agrees that save in respect of the warranties more fully detailed in annexure "F", the Business and the Sale Assets are sold voetstoots, and the Seller is not bound by any warranties, representations, undertakings or the like, written or oral, express or implied, with regard to the Business and the Sale Assets, the turnover or profits of the Business or any other matter affecting the Business, other than those expressly set out herein.

19   PUBLICATION

The parties agree to dispense with the necessity for publishing in any way the sale of the Business in terms of section 34 of the Insolvency Act 1936 ("the Insolvency Act"), as amended. The Seller and ICI PLC jointly and severally hereby indemnify and hold the Purchaser harmless against any claim arising out of the failure to publish notice of the sale in terms of section 34 of the Insolvency Act.

20   NAME

20.1 The Purchaser undertakes not to use the name "ICI" in any manner whatsoever, including without limitation in its trading name, without the prior written consent of the Seller first having been obtained, and with effect from the Closing Date.

20.2 For the avoidance of doubt, no rights have been granted to or acquired by the Purchaser to use the registered trade mark "ICI Roundel" owned by Imperial Chemical Industries PLC without the prior express written authority of the Seller.

21   INTELLECTUAL PROPERTY RIGHTS

21.1 Without limiting the provisions of Clause 20 the Purchaser undertakes not to use any trademark containing the letters "ICI', without the prior written consent of the Seller first having been obtained.

21.2 For the avoidance of doubt, it is recorded that no Intellectual Property Rights will be acquired by the Purchaser in respect of the Business.


22   ANNOUNCEMENTS

Announcement of this transaction through any of the media, shall not be published without prior consultation and agreement between the parties.

23   INDEMNITY

23.1 Save as otherwise set out herein, the Seller and ICI PLC hereby jointly and severally indemnify the Purchaser against all loss, liability, damage, claim or expense which the Purchaser may suffer as a result of or which may be attributable to any liabilities (whether constituting Liabilities or otherwise) of the Business arising prior to or referable to an act or default prior to the Closing Date.

23.2 With effect from the Closing Date (and in relation to sub-Clauses 23.2.3 and 23.2.4 below, during any period of employee consultation between the Effective Date and the Closing Date, which for the avoidance of doubt may only take place with the consent of the Seller), the Purchaser and JLM jointly and severally indemnify the Seller against all loss, liability, damage, claim or expense which the Seller may suffer arising out of:

23.2.1   the Liabilities;

23.2.2   the performance of the Contracts and the Supply Agreements;

23.2.3 any contravention of the provisions of Chapter 8 of the Labour Relations Act No 66 of 1995;

23.2.4   the operation of the Business after the Closing Date.

23.3 As soon as practicable upon becoming aware of any claim under this Clause 23, the claiming party shall serve written notice on the other setting out such information as may be required to validate the claim. The party receiving such notice shall within 31 days either:

23.3.1 pay the amount claimed (in full or in such proportion as may be agreed in writing between the parties); or

23.3.2   refer the matter to arbitration in accordance with Clause 27.2 below.

23.4 Notwithstanding anything to the contrary herein, the indemnities given in this Clause 23 shall remain in full force and effect notwithstanding any cancellation or termination of this Agreement.

24   AGENTS COMMISSION

For the avoidance of doubt the parties agree that the Seller shall not be responsible for paying the fees of any agents appointed by the Purchaser.

25   RESTRAINT

25.1 For the purpose of assuring to the Purchaser the full benefit of the Business and the Goodwill and subject to the remaining provisions of this Clause 25, the Seller covenants with the Purchaser that neither the Seller nor any member of the Seller's Group will for a period of five years from the Closing Date carry on or be engaged or involved in the Field of Activity within the Territory.

25.2 Furthermore, the Seller covenants with the Purchaser that neither the Seller not any member of the Seller's Group will for a period of five years from the Closing Date set up or acquire a rival distribution company which is involved in the Field of Activity.

25.3 For the avoidance of doubt, nothing in this Clause 25 shall in any way whatsoever prevent or restrict the ability of the Seller or any member of the Seller's Group to continue to conduct or carry out the normal operation of its existing businesses within the Field of Activity in the Territory in an unfettered manner and to conduct and carry out the Excluded Relationships.

25.4 Furthermore, the parties acknowledge that the relationship between the Purchaser and any member of the Seller's Group under which the Purchaser continues to distribute products for the Seller's Group after the Closing Date will be governed solely by such individual agreements as may be in force between the parties from time to time and to this extent nothing whatsoever in Clause 25.1 or 25.2 above shall apply (either for the duration of the individual agreements or at any time thereafter).

26   BREACH

26.1 Save as elsewhere provided herein, should either party commit a breach of any provision of this agreement and fail to remedy such breach within ten days after receiving written notice from the other party requiring it to do so, then the party aggrieved by such breach shall be entitled, without prejudice to its other rights in law, to cancel this agreement or to claim specific performance of all of the defaulting party's obligations whether or not such obligations would otherwise then have fallen due for performance, in either event without prejudice to the aggrieved party's right to claim damages.

26.2 Notwithstanding the provisions of Clause 26.1 the Purchaser shall not be entitled to cancel this agreement as a consequence of any breach by the Seller of any of its obligations hereunder unless the breach is a material breach of a material warranty or obligation and the breach is incapable of being remedied by payment of fair and reasonable compensation or, if it is capable of being remedied by payment of fair and reasonable compensation, the Seller fails to pay the Purchaser such compensation within thirty days of the amount thereof being determined by agreement between the parties.

26.3 The Purchaser shall not have any claim against the Seller in respect of any action arising out of a breach of warranty or otherwise arising in terms of this agreement unless -

26.3.1 the aggregate of the amounts payable as a result of all such breaches exceed the sum of R150 000. Any such claim shall further be limited to the amount in excess of the said sum of R150 000 but shall not exceed the purchase price in aggregate;

26.3.2 such claim is notified by the Purchaser to the Seller in writing prior to the second anniversary of the Effective Date.

27   DISPUTES

27.1 Should any dispute arise between the parties regarding the determination of the purchase price or under Clause 15.2, then such dispute may be referred for determination, to the Auditors together with such auditors as may be appointed by the Purchaser from time to time, acting jointly as experts and not as arbitrators, and their determination shall be final and binding on the parties and failing determination by them be referred to an independent auditor to be appointed by the President for the time being of the Law Society of Transvaal, whose decision shall be subject to appeal.

27.2 Save as provided in Clause 27.1, any other dispute arising from or in connection with this agreement, including its interpretation and implementation, may be finally settled in accordance with the Rules of the Arbitration Foundation of Southern Africa, provided that -

27.2.1 the arbitrator shall be agreed between the parties, and failing agreement within ten days of either party calling upon the other to agree such arbitrator, such arbitrator shall be nominated by the President for the time being of the Law Society of Transvaal (or its successor in title);

27.2.2   the decision of the arbitrator shall be subject to appeal.

28   APPLICABLE LAW AND JURISDICTION

28.1 All matters arising out of or in connection with the interpretation, implementation, termination or cancellation of this agreement shall be governed in accordance with the laws of the Republic of South Africa applicable from time to time and the laws of the Republic of South Africa shall be deemed for all purposes to be the proper law of this agreement.

28.2 The parties hereby irrevocably consent to the exclusive jurisdiction of the courts of the Republic of South Africa and England, in respect of any appeal to be conducted in accordance with the provisions of Clause 27.2.2.

29   CONFIDENTIALITY

29.1 The Purchaser agrees that it will keep confidential all information (whether in oral, written or electronic form) concerning the Seller (including without limitation commercial, financial and contractual information) which may come to the Purchaser's knowledge as a result of this transaction ("the information") and the Purchaser undertakes not to disclose this Information to third parties without the prior written consent of the Seller for a period of five years from the Closing Date.

29.2 Information shall not include that which is required to be disclosed by law, regulation or any relevant authority, that which is previously known to the Purchaser or becomes known to it through no breach of these confidentiality undertakings by the Purchaser, or is in respect of Information which enters into the public domain through no fault of the Purchaser.

30   TRANSITIONAL SERVICES

The parties acknowledge and agree that business services support will be supplied by the Seller to the Purchaser and the Purchaser to the Seller as and when reasonably required and at the cost price thereof for a period of three months after the Closing Date or until such later date as may be agreed in writing between the parties.

31   AUTHORITY

31.1 All requisite internal and external authorities necessary for the completion of this transaction shall be obtained by both parties, in accordance with all applicable laws and regulations.

31.2 In addition to Clause 14, the Seller shall use all reasonable endeavours to ensure that all assignments, orders, approvals, permits and qualifications necessary to complete this transaction, including the transfer of the Business Assets and Leasehold Interests, and which are material to the operation of the Business, shall have been or will be obtained.

32   DOMICILIUM AND NOTICES

32.1 The parties choose domicilium citandi et executandi for all purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purpose arising from this agreement, as follows
       -

32.1.1   the Seller - c/o The Company Secretary
                          ICI Plc
                          9 Millbank
                          London SW1 P3JF
                          England

telefacsimile  - (0944) 171 798 5877


32.1.2   the Purchaser - c/o Mr Richard Kernick
                             Building No 3 Harrowdene Office Park
                             Western Service Road
                             Woodmead
                             Sandton
                             South Africa

telefacsimile  - (27) (11) 804 7246

     with copies of the Purchaser's notice to go to John T White Esq of JLM Industries Inc, 8675 Hidden River Parkway, Tampa, Florida 33637, United States of America (fax (813) 632 3301) and Mark Treisman Esq of Edward Nathan & Friedland Inc of 4th Floor The Forum 2 Maude Street Sandown Sandton 2196 South Africa (fax (27) (11) 269 7899.

32.2 Each of the parties shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address within England or the Republic of South Africa and/or its facsimile number.

32.3   Any notice given and any payment made by any party to the other which -

32.3.1 is delivered by hand during the normal business hours of the addressee at the addressee's domicilium for the time being shall be rebuttably presumed to have been received by the addressee at the time of delivery;

32.3.2 is transmitted by facsimile to the addressee at the addressee's facsimile address for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the first business day following upon the date of successful transmission thereof;

32.3.3 is posted by prepaid registered post from an address within England or the Republic of South Africa to the addressee at the addressee's domicilium for the time being shall be rebuttably presumed to have been received by the addressee on the fourteenth day after the date of posting. Any notice posted by prepaid registered post shall only be valid if such notice is simultaneously telefaxed to the addressee.

33   GENERAL

33.1 This agreement, together with the appendices thereto, constitutes the sole record of the agreement between the parties in regard to the subject matter thereof.

33.2 Neither party shall be bound by any representation, express or implied term, warranty, promise or the like not recorded herein or reduced to writing and signed by the parties or their authorized representatives.

33.3 No addition to, variation, or agreed cancellation of this agreement or any of the appendices hereto shall be of any force or effect unless in writing and signed by or on behalf of the parties.

33.4 No indulgence which either party may grant to the other shall constitute a waiver of any of the rights of the grantor.

34   COSTS

Each party shall bear its own costs of and incidental to the drawing and preparation of this agreement.

Signed at on 2000

for ICI South Africa (Proprietary) Limited

/s/  Iain M. Macfarlane
----------------------------------------------
who warrants that he is duly authorised hereto





Signed at on 2000

for Imperial Chemical Industries PLC


----------------------------------------------
who warrants that he is duly authorised hereto


Signed at on2000

for Newshelf 126 (Proprietary) Limited
(whose name is in the process of being changed to JLM INDUSTRIES (SOUTH AFRICA) (PROPRIETARY) LIMITED)

/s/  John T. White
----------------------------------------------
who warrants that he is duly authorised hereto